Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust to Redeem All Outstanding Shares of its
7.375% Series D Cumulative Redeemable Preferred Shares

RADNOR, PA, November 28, 2012 - Brandywine Realty Trust (the “Company”) (NYSE: BDN) announced today that it intends to redeem all of the outstanding 2,300,000 shares of its 7.375% Series D Cumulative Redeemable Preferred Shares (NYSE: BDN-PD) on December 31, 2012 (“the Redemption Date”). Shares of 7.375% Series D Cumulative Redeemable Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to and including the Redemption Date of $0.36875 per share (or an aggregate payment of $25.36875 per share on the Redemption Date). From and after the Redemption Date, dividends will cease to accrue, and on and after the Redemption Date the only remaining rights of holders of shares of 7.375% Series D Cumulative Redeemable Preferred Shares will be to receive payment of the redemption price, plus accumulated and unpaid dividends up to and including the Redemption Date.

The notice of redemption and other materials relating to the redemption of shares of 7.375% Series D Cumulative Redeemable Preferred Shares will be mailed to holders of such shares on or about November 28, 2012.  As will be specified in the notice of redemption, payment of the redemption price will be made only upon presentation and surrender of the certificates representing 7.375% Series D Cumulative Redeemable Preferred Shares to the redemption agent, Computershare Trust Company, N.A.  If delivered by mail, certificates should be sent to 250 Royall Street, Canton MA  02021.  Holders of 7.375% Series D Cumulative Redeemable Preferred Shares that hold their shares through the Depository Trust Company ("DTC") will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption of the 7.375% Series D Cumulative Redeemable Preferred Shares should be directed to Computershare Trust Company, N.A. at (800) 546-5141.

About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States.  Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 295 properties and 34.0 million square feet, including 219 properties and 24.5 million square feet owned on a consolidated basis and 57 properties and 7.0 million square feet in 19 unconsolidated real estate ventures all as of September 30, 2012. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions.  Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087        Phone: (610) 325-5600 • Fax: (610) 325-5622